Exhibit 99.2(s)

EX-FILING FEES

Calculation of Filing Fee Tables

N-2

(Form Type)

The India Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Common shares of beneficial interest, $0.001 par value per share	Rule 457(o)			$350,000,000(1)	0.00014760	$51,660.00
	Total Offering Amounts					$350,000,000		$51,660.00
	Total Fees Previously Paid							$51,660.00
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)	The Registrant previously paid $147.60 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-276892) with the Securities and Exchange Commission ("SEC") on February 6, 2024, and $51,512.40 in connection with the filing of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-276892) with the SEC on March 21, 2024.
(2)	The Registrant previously paid $147.60 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-276892) with the Securities and Exchange Commission on February 6, 2024.